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UJB FINANCIAL CORP.                                                                                 Exhibit (28)E
CONSOLIDATED AVERAGE BALANCE SHEETS WITH RESULTANT INTEREST AND RATES
(Tax-Equivalent Basis, dollars in thousands)

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							                                                Nine Months Ended September 30
                                  					      -------------------------------------------------------------
							                                                    1994                            1993
					                                        -----------------------------   -----------------------------
					                                          	Average             Average     Average             Average
					                                         	Balance    Interest  Rate       Balance    Interest  Rate
					                                        ------------ -------- -------   ------------ -------- -------
ASSETS
Interest earning assets:
  Federal funds sold and securities purchased
    under agreements to resell               $     11,308 $     255   3.01 % $     28,609 $     693   3.24 %
  Interest bearing deposits with banks             16,700       434   3.47         15,283       342   2.99
  Trading account securities                       28,862       640   2.96         31,526     1,113   4.72
  Investment securities available for sale        742,865    30,442   5.46        787,023    24,304   4.12
  Investment securities:
    U.S. Government and Federal agencies        1,814,563    78,520   5.77      2,307,685   115,979   6.70
    States and political subdivisions             318,857    25,614  10.71        348,461    28,992  11.09
    Other securities                            1,546,233    62,628   5.40        464,819    21,345   6.12
                                    					      ------------ -------- -------   ------------ -------- -------
      Total investment securities               3,679,653   166,762   6.04      3,120,965   166,316   7.11
					                                          ------------ -------- -------   ------------ -------- -------
  Loans:
    Commercial                                  4,392,664   242,739   7.39      4,359,674   228,496   7.01
    Mortgage                                    2,504,403   146,090   7.78      2,461,048   152,186   8.25
    Instalment                                  2,089,200   124,344   7.96      2,055,066   127,740   8.31
					                                           ------------ -------- -------   ------------ -------- -------
      Total loans                               8,986,267   513,173   7.64      8,875,788   508,422   7.66
					                                           ------------ -------- -------   ------------ -------- -------
      Total interest earning assets            13,465,655   711,706   7.07     12,859,194   701,190   7.29
                                    					      ------------ -------- -------   ------------ -------- -------
Non-interest earning assets:
  Cash and due from banks                         886,278                         839,095
  Allowance for loan losses                      (248,906)                       (264,867)
  Other assets                                    587,185                         620,313
					                                          ------------                    ------------
      Total non-interest earning assets         1,224,557                       1,194,541
					                                           ------------                    ------------
TOTAL ASSETS                                 $ 14,690,212                    $ 14,053,735
					                                          ============                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Savings and time deposits                  $  5,588,683    85,891   2.05   $  5,450,068    96,088   2.36
  Other time deposits                           3,033,907    87,861   3.87      3,589,757   115,119   4.29
  Commercial certificates of deposit
    $100,000 and over                             304,773     8,256   3.62        260,891     5,624   2.88
                                   				      ------------ -------- -------   ------------ -------- -------
      Total interest bearing deposits           8,927,363   182,008   2.73      9,300,716   216,831   3.12
					                                        ------------ -------- -------   ------------ -------- -------
  Commercial paper                                 45,666     1,280   3.75         64,715     1,427   2.95
  Other borrowed funds                          1,377,173    47,916   4.65        820,564    24,065   3.92
  Long-term debt                                  213,209    13,694   8.56        216,213    14,525   8.96
                                  					      ------------ -------- -------   ------------ -------- -------
    Total interest bearing liabilities         10,563,411   244,898   3.10     10,402,208   256,848   3.30
                                   				      ------------ -------- -------   ------------ -------- -------
Non-interest bearing liabilities:
  Demand deposits                               2,861,635                       2,503,904
  Other liabilities                               206,553                         154,641
					                                        ------------                    ------------
    Total non-interest bearing liabilities      3,068,188                       2,658,545
Shareholders' equity                            1,058,613                         992,982
                                  					      ------------                    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 14,690,212                    $ 14,053,735
                                    			      ============                    ============
Net interest income (tax-equivalent basis)                  466,808   3.97 %                444,342   3.99 %
								                                                             =======                         =======
Tax-equivalent basis adjustment                             (11,504)                        (13,134)
							                                                    ---------                       ---------
Net Interest Income                                       $ 455,304                       $ 431,208
                                                  							   =========                       =========
Net Interest Income as a Percent of Interest
  Earning Assets (tax-equivalent basis)                               4.63 %                          4.62 %
                                                         								    =======                         =======

Note: -The tax-equivalent adjustment was computed based on a Federal income tax rate of 35% for 1994 and 1993.


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